As filed with the Securities and Exchange Commission on March 2, 2009	Registration No. 333-116102

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
The Greenbrier Companies, Inc.

(Exact name of registrant as specified in its charter)

Oregon	93-0816972

(State or other jurisdiction of of incorporation or organization)	(IRS Employer Identification No.)

One Centerpointe Drive, Suite 200
Lake Oswego, Oregon	97035

(Address of principal executive offices)	(Zip Code)
2004 Employee Stock Purchase Plan

(Full title of the plan)
William A. Furman
President and Chief Executive Officer
The Greenbrier Companies, Inc.
One Centerpointe Drive, Suite 200
Lake Oswego, Oregon 97035
(503) 684-7000

(Name, address and telephone number of agent for service)
Copy to:
Sherrill A. Corbett
Tonkon Torp LLP
1600 Pioneer Tower
888 S.W. Fifth Avenue
Portland, Oregon 97204
(503) 221-1440
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES
     This Post-Effective Amendment No. 2 is filed by The Greenbrier Companies, Inc., an Oregon corporation (the “Registrant”), to amend Registration Statement No. 333-116102 on Form S-8 (the “Registration Statement”), pursuant to which the Registrant registered 750,000 shares of its common stock, no par value (the “Stock”), for sale under the Registrant’s 2004 Employee Stock Purchase Plan (the “Plan”). The Plan expired on February 28, 2009. In accordance with the undertakings contained in the Registration Statement, the Registrant hereby deregisters the shares of the Stock that remained unsold under the Plan as of February 28, 2009.
[Signature pages follow]

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Oswego, Oregon, on February 23, 2009.

THE GREENBRIER COMPANIES, INC.

By	/s/ William A. Furman William A. Furman President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints William A. Furman his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the date(s) indicated:

Principal Executive Officers:	Date:

/s/ William a. Furman	February 23, 2009
William A. Furman President, Chief Executive Officer and Director

/s/ Mark j. Rittenbaum	February 23, 2009
Mark J. Rittenbaum Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ James w. Cruckshank	February 23, 2009

James W. Cruckshank Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Directors:

/s/ Benjanin R. Whiteley	February 23, 2009

Benjamin R. Whiteley

/s/ C. Bruce Ward	February 23, 2009

C. Bruce Ward

/s/ A. Daniel O’neal, Jr.	February 25, 2009

A. Daniel O’Neal, Jr.

/s/ Duane C. Mcdougall	February 23, 2009

Duane C. McDougall

/s/ Charles J. Swindells	February 25, 2009

Charles J. Swindells

/s/ Donald A. Washburn	February 25, 2009

Donald A. Washburn

/s/ Graeme A. Jack	February 23, 2009

Graeme A. Jack

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